UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 6, 2019

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Commission File No.: 000-51139

Colorado	13-4228144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3025 S. Parker Rd., Ste. 140, Aurora, CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2019, Two Rivers entered into an agreement (“Agreement”) with the Note Holder, an accredited investor, to provide a net of $315,000 in short term working capital. Two Rivers intends to use these funds for the payment of certain debts, payments on accounts and working capital.

The face value of the convertible debt is $394,500 with a purchase price of $354,600, a 6-month term and an interest rate of 12% per annum. The debt is convertible at a price equal to the lower of (1) 70% multiplied by the lowest closing bid price or trading price (whichever is lower) of Two Rivers’ common shares during the 10 trading days immediately preceding the conversion date (representing a discount rate of 30%) and (2) $0.30 per share. The convertible note is subject to other terms and conditions.

Two Rivers issued 1,083,791 shares of its common stock (the “Returnable Shares”) to the Note Holder, as well as an additional 200,000 shares of Common Stock (the “Commitment Shares”), subject to the terms and conditions of the Agreement and the Note, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933. If Two Rivers pays the convertible debt prior to 180 days from the date of the convertible note, the Returnable Shares shall be returned by the Note Holder to Two Rivers. If Two Rivers fails to pay the convertible note by that date, the Note Holder may retain the Returnable Shares.

Item 7.01	Regulation FD Disclosure.

Management provided an update to its shareholders on November 6, 2019. A copy of the update is included as Exhibit 20.1. This Form 8-K and the information included as exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	GS Capital Partners, LLC convertible note dated November 7, 2019
10.2	Securities Purchase Agreement dated November 7, 2019
20.1	Letter to shareholders dated November 6, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: November 12, 2019	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO

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